March 2, 2007 sale of 8,250 shares

Sale Price  Shares Sold

$3.00   600

$3.01   800

$3.02   650

$3.03   1,200

$3.04   200

$3.05   2,500

$3.06   200

$3.07   600

$3.09   1,000

$3.10   500